Exhibit 10.1

EXECUTION COPY

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT (the “Agreement”) made as of February12, 2018, by and between and Pledge Petroleum Corp., a Delaware corporation (the “Seller”) and Norma Investments Limited, an entity organized under the laws of the British Virgin Islands (the “Buyer”).

WITNESSETH:

WHEREAS, Seller is engaged in the business of applying plasma pulse technology to enhance the recovery of oil from wells (the “Business”), and the Buyer desires to purchase from the Seller, and Seller desires to sell to the Buyer, all of the Seller’s business, assets and properties used, or held or developed for use, in the Business, upon the terms and conditions hereinafter set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and upon the terms and conditions hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

1.      PURCHASE AND SALE OF THE ASSETS. Upon the terms and conditions herein contained, at the Closing (as hereinafter defined), the Seller hereby sells, transfers, assigns, conveys and delivers to the Buyer and the Buyer hereby purchases from the Seller, all rights, title and interest of the Seller in and to all of the Seller’s assets and properties used, or held or developed for use, in the Business (the “Purchased Assets”), including, without limitation, the assets set forth on Schedule A hereto (the assets on Schedule A, the “Assets”), free and clear of all liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description (“Liens”). The Buyer is not assuming any liabilities in connection with the purchase of the Purchased Assets and the Seller shall timely discharge and satisfy all such liabilities when due.

2.	CONSIDERATION. The purchase price to be paid by the Buyer to the Seller in connection with the purchase and sale of the Purchased Assets (the “Purchase Price”) shall be Six Hundred Fifty Thousand Dollars ($650,000), which amount the Seller hereby instructs the Buyer to pay to Ervington Investments Limited, an entity organized under the laws of the Republic of Cyprus (“Ervington”) as part of the consideration payable by the Seller to Ervington pursuant that certain Share Repurchase Agreement between Ervington and the Seller dated as of the date hereof (the “Share Repurchase Agreement”). The Seller hereby agrees that the Buyer shall not make any payment to the Seller in connection with the Closing, but shall be deemed to have paid the Purchase Price at the Closing by operation of the payment instruction in the previous sentence regardless of whether such payment is actually made by the Buyer to Ervington pursuant to such instruction and neither the Buyer nor any of its affiliates (including Ervington) shall have any liability to make any payment to the Seller in connection with the purchase and sale of the Purchase Assets at the Closing or otherwise

1

3.	CLOSING. This closing of the transactions contemplated by this Agreement (the “Closing”) shall be consummated without further action of the Parties hereto at 10:00 a.m. New York City time on the day following the date of the Special Meeting of Stockholders of the Seller (the “Company Stockholder Meeting”) or any adjournment thereof at which the holders of a majority of the outstanding voting securities of the Seller other than those securities held by Ervington approve the sale of the Purchased Assets to the Buyer pursuant to the terms hereof (the “Majority of the Minority Vote”). Contemporaneously with the execution and delivery hereof, the parties hereto and Ervington have placed the following in escrow with Delaware Trust Company, as escrow agent (the “Escrow Agent”) pursuant to an escrow agreement among the Escrow Agent, the Seller and Ervington (the “Escrow Agreement”): (i) the share certificates evidencing the 3,137,500 shares of Series A-1 convertible preferred stock, the 4,500,000 shares of Series C preferred stock and the 64,302,467 shares of common stock of the Seller owned by Ervington (collectively, the “Shares”) together with stock powers executed by Ervington transferring ownership of such certificates to the Seller; (ii) a Bill of Sale transferring the Purchased Assets to Buyer, (iii) an assignment of patents agreement transferring to the Buyer all of Seller’s interest in patent number 2017-04545; (iv) the written resignation of Ivan Persiyanov as a director of the Seller and all of its subsidiaries and as an officer of the Seller and its subsidiaries, effective by its terms as of the Closing; and (v) $7,850,000 in immediately available funds from Seller (representing the purchase price due to Ervington under the Share Repurchase Agreement less the Purchase Price due hereunder for the Purchased Assets). Following receipt of the Majority of the Minority Vote, the Buyer shall cause Ervington, and the Seller shall, promptly provide a Joint Written Instruction (as defined in the Escrow Agreement) instructing the Escrow Agent to release the Escrow Fund and the Escrow Documents (each as defined in the Escrow Agreement) pursuant to Section 4(b)(ii) of the Escrow Agreement and, upon receipt of such written evidence and pursuant to the terms of the Escrow Agreement, the Escrow Agent shall deliver the above referenced items as follows: (a) the items referenced in clauses (i) and (iv) of this Section 3 shall be released from escrow and delivered to the Seller and (b) the items referenced in clauses (ii), (iii) and (v) of this Section 3 shall be released from escrow and delivered to Ervington. This Agreement shall automatically terminate and be of no further force and effect without any action on the part of the parties hereto if the Majority of the Minority Vote is not obtained by May 13, 2018; provided, that such date shall automatically be extended to June 27, 2018 without any action on the part of either party hereto if the SEC (as defined below) notifies the Seller that it will be reviewing and/or providing comments on the Company Proxy Statement (as defined below) and the parties hereto shall promptly notify the Escrow Agent in writing of such automatic extension; provided, further, that Article 8 shall survive any such termination and that no such termination shall relieve any party from any liability or damages arising out of such party’s fraud or willful or material breach prior to such termination, in which case the non-breaching party shall be entitled to all rights and remedies available at law or in equity. Upon the termination of this Agreement for any reason, including pursuant to the previous sentence, pursuant to the terms of the Escrow Agreement, the items referenced in clauses (ii), (iii) and (v) of this Section 3 shall be returned to the Seller and the items referenced in clauses (i) and (iv) shall be returned to Ervington.

4.     SELLER REPRESENTATIONS AND WARRANTIES. Seller hereby represents and warrants to, and agrees with, Buyer as follows:

4.1       Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

4.2       No Conflict. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, will not result in a breach, violation or default or give rise to an event which with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions of the Seller's Certificate of Incorporation, By-Laws or of any statute, indenture, mortgage, deed of trust, loan agreement or other material agreement, instrument or restriction to which the Seller is a party or by which the Seller or its assets may be bound or affected, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Seller.

2

4.3       Agreements. The Buyer has been provided a true and complete list of all contracts, instruments, commitments and agreements, whether oral or written, which it believes are presently in effect to which the Seller is a party or to which Seller is subject and which relate to the Assets. The Seller’s disclosure in its filings with the Securities and Exchange Commission note that on July 19, 2016, Novas Energy Group Limited provided a notice to the Seller terminating its license with the Seller. Each such agreement is a valid and subsisting agreement and in full force and effect, all payments due from the Seller thereunder have been made, there are no disputes or suits or actions at law or otherwise pending or threatened thereunder, except as specifically described on Schedule 4.3, and such agreements are all of the contracts or agreements constituting part of the Purchased Assets.

4.4       Authority. The Seller has full authority or capacity to execute and to perform this Agreement in accordance with its terms; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Seller and does not and will not result in a breach, violation or default or give rise to an event which, with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions or of the Certificate of Incorporation, bylaws, any statute, indenture, mortgage, deed of trust, loan agreement or other material agreement, instrument or restriction to which the Seller is a party or by which the Seller or its assets may be materially bound or affected, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Seller; and no further authorization or approval, whether of governmental bodies or otherwise, is necessary in order to enable the Seller to enter into and perform the same; and this Agreement constitutes a valid and binding obligation enforceable against the Seller in accordance with its terms.

4.5       Compliance with Law. The Seller is not in violation in any material respect of any laws, governmental orders, rules or regulations, whether federal, state or local, to which it or any of its properties are subject.

4.6       Litigation. To the knowledge of the Company, there are no actions, suits, proceedings or investigations pending or, to the best of Seller's knowledge, threatened against or affecting the Assets, business or properties of the Seller whether at law or in equity or admiralty or before or by any federal, state, municipal or other governmental department, commission, board, agency, court or instrumentality, domestic or foreign; nor is the Seller operating under, subject to, in violation of or in default with respect to, any judgment, order, writ, injunction or degree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality domestic or foreign. To the knowledge of the Company, no inquiries have been made by any governmental agency relating to the Seller which might form the basis of any such action, suit, proceeding or investigation, or which might require the Seller to undertake a course of action which would involve any expense.

4.7       Taxes. The Seller has filed, or caused to be filed, with all appropriate governmental agencies all required tax and information returns and have paid, caused to be paid or accrued all taxes (including, without limitation, all income, franchise, sales, excise and use taxes), assessments, charges, penalties and interest shown to be due and payable. The Seller has no liability, contingent or otherwise, for any taxes, assessments, charges, penalties or interest, other than amounts adequately reserved for. The Seller has not received directly or indirectly notice of, nor is it otherwise aware of an audit or examination; the Seller is not a party directly or indirectly to any action or proceeding by any governmental authority for assessment or collection of taxes, charges, penalties or interest; nor has any claim for assessment and collection been asserted against the Seller directly or indirectly; nor has the Seller executed a waiver of any statute of limitations with respect thereto. The Seller has paid, or caused to be paid, or adequately reserved for, all applicable corporate franchise taxes, unemployment taxes, payroll taxes, social security taxes, occupation taxes, ad valorem taxes, property taxes, excise taxes and imposts, sales and use taxes, and all other taxes of every kind, character or description required to be paid to the date hereof, and have received no notices and are not otherwise aware, of any deficiencies, adjustments or changes in assessments with respect to any such taxes. The Seller has duly filed, or caused to be filed, all reports or returns relating to or covering any such taxes or other charges which are due or required to be filed at the date hereof and no extensions of time are in effect for the assessment of deficiencies for such taxes in respect of any fiscal period.

3

4.8       Title to Assets. The Seller has good and marketable title to the Purchased Assets, free and clear of all Liens. Except for cash, cash equivalents and marketable securities, (i) to the knowledge of the Company, the Assets comprise all the assets, properties, business, goodwill and rights of every kind and description used, held or developed for use in, or useful or necessary to, the conduct of the Business, and (ii) there are no assets, properties, business, goodwill, rights or services used in the conduct of the Business that are owned by any person or entity other than the Seller. The Seller has full right to transfer the Purchased Assets. The Purchased Assets are being sold as is and the Seller makes no express or implied warranties of merchantability or fitness for a particular purpose.

4.9       Proxy Statement. None of the information included or incorporated by reference in the Company Proxy Statement (as defined below) will, at the date it is first mailed to the Seller’s stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.10      Brokers or Finders. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the sale of the Purchased Assets to Buyer based upon arrangements made by or on behalf of Seller.

5.     BUYER REPRESENTATIONS AND WARRANTIES. Buyer hereby represents and warrants to, and agrees with, Seller as follows:

5.1       Acknowledgement. The Seller has made no representations or warranties as to the Assets of the Seller, except as specifically set forth in this Agreement.

5.2       Authority. The Buyer has full authority or capacity to execute and to perform this Agreement in accordance with its terms; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which, with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions or of the Articles of Organization, Operating Agreement, any statute, indenture, mortgage, deed of trust, loan agreement or other material agreement, instrument or restriction to which the Buyer is a party or by which the Buyer or its assets may be materially bound or affected, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Buyer; and no further authorization or approval, whether of governmental bodies or otherwise, is necessary in order to enable the Buyer to enter into and perform the same; and this Agreement constitutes a valid and binding obligation enforceable against the Buyer in accordance with its terms.

5.3       Access To Data. The Buyer has had full access to all pertinent data and information regarding the Seller’s plasma pulse technology business operations and, as such, has received all the information it considers necessary or appropriate for deciding whether to purchase the Purchased Assets.

4

5.4       Brokers or Finders. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the sale of the Purchased Assets to Buyer based upon arrangements made by or on behalf of Buyer.

5.5.      Notice of Termination. The Buyer acknowledges that Novas Energy Group Limited has sent a notice of termination to the Seller with respect to its license agreement with the Seller and that the Seller may not have any rights to transfer under such license.

6.      INDEMNIFICATION. Seller shall indemnify and hold harmless Buyer, Ervington and their respective officers, directors and stockholders (each an “Indemnified Party”), from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements from creditors or shareholders of the Seller suffered by such Indemnified Party incident to, resulting from or arising out of the preparation or performance under this Agreement or incident to any claims, actions or liabilities arising as a result of the conduct of the Business by the Seller.

7.      COVENANTS.

7.1      Restrictive Covenants.

(a)	Confidentiality. From and after the date hereof, the Seller will, and will cause its affiliates to, refrain from using or disclosing, and will take all commercially reasonable steps to prevent unauthorized use or disclosure of, any Confidential Information. In the event that a Seller reasonably believes after consultation with counsel that such Seller or affiliate is required by applicable law to disclose any Confidential Information, such Seller or affiliate may disclose only such Confidential Information as may be legally required, provided that it (i) provides the Buyer with prompt notice before such disclosure so that the Buyer may attempt to obtain a protective order or other assurance that confidential treatment will be accorded to such Confidential Information and (ii) cooperates with the Buyer in attempting to obtain such order or assurance. “Confidential Information” means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium, of the Company related to the Business or its customers, suppliers, distributors or other business relations, including all information concerning finances, customer information, supplier information, products, services, prices, organizational structure and internal practices, forecasts, sales and other financial results, records and budgets, and business, marketing, development, sales and other commercial strategies, unpatented inventions, ideas, methods and discoveries, trade secrets, know-how, unpublished patent applications and other confidential intellectual property, designs, specifications, documentation, components, source code, object code, schematics, drawings, protocols and processes.

(b)	Non-Competition. The Seller covenants and agrees that during the period beginning on the date hereof and ending upon the fifth (5th) anniversary of such date (the “Term”) the Seller and its affiliates will not, directly or indirectly, engage or participate in any manner (as an owner, equity holder, financing source, director, manager, officer, employee, agent, representative, consultant, service provider or otherwise) in any business that is or may reasonably be considered to be competitive with the Business or any presently contemplated expansions or extensions thereof, anywhere in the world.

5

(c)	Non-Disparagement. Each party hereby covenants and agrees that during the Term neither it nor its affiliates will, directly or indirectly, make any derogatory or disparaging statement or communication regarding the other party or any of the other party’s affiliates or the Business or any of their respective employees.

(d)	Blue-Pencil. If any court of competent jurisdiction shall at any time deem the term of any particular restrictive covenant contained in this Section 7.1 too lengthy, the geographic area covered too extensive or the scope too broad, the other provisions of this Section 7.1 shall nevertheless stand, the term shall be deemed to be the longest period permissible by law under the circumstances, the geographic area covered shall be deemed to comprise the largest territory permissible by law under the circumstances and the scope shall be as broad as permissible by law under the circumstances. The court in each case shall reduce the term, geographic area and or scope covered to permissible duration, size or breadth.

(e)	Acknowledgements; Remedies. The Seller acknowledges and agrees that (i) the covenants and agreements set forth in this Section 7.1 were a material inducement to the Buyer to enter into this Agreement and to perform its obligations hereunder, (ii) the Buyer and its stakeholders would not obtain the benefit of the bargain set forth in this Agreement as specifically negotiated by the parties hereto if the Seller or any of their respective affiliates breached the provisions of this Section 7.1, (iii) any breach of the provisions of this Section 7.1 by the Seller or any of its respective affiliates would result in a significant loss of goodwill by the Buyer, (iv) the consideration paid by the Buyer to the Seller hereunder is sufficient consideration to make the covenants and agreements set forth herein enforceable, (v) the length of time, scope and geographic coverage of the covenants set forth in this Section 7.1 is reasonable given the benefits the Seller will directly or indirectly receive hereunder, (vi) the Seller is familiar with all the restrictive covenants contained in this Section 7.1 and is fully aware of its obligations hereunder, and (vii) the Seller will not challenge the reasonableness of the time, scope, geographic coverage or other provisions of this Section 7.1 in any proceeding, regardless of who initiates such proceeding. The Seller further acknowledges and agrees that irreparable injury will result to the Buyer if the Seller or any of its affiliates breaches any of the terms of this Section 7.1, and that in the event of an actual or threatened breach by the Seller or any of its affiliates of any of the provisions contained in this Section 7.1, the Buyer will have no adequate remedy at law. The Seller accordingly agrees that in the event of any actual or threatened breach by the Seller or any of its affiliates of any of the provisions contained in this Section 7.1, the Buyer shall be entitled to injunctive and other equitable relief without (i) the posting of any bond or other security, (ii) the necessity of showing actual damages and (iii) the necessity of showing that monetary damages are an inadequate remedy. Nothing contained herein shall be construed as prohibiting the Buyer from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages that it is able to prove. The Seller shall cause its affiliates to comply with this Section 7.1, and shall be liable for any breach by any of its affiliates of this Section 7.1. In the event of a breach or violation by the Seller or any of its affiliates of this Section 7.1, the Term shall be extended by a period of time equal to the period of time during which such person or entity violates the terms of this Section 7.1.

6

7.2       Transfer Taxes. All transfer, documentary, sales, use, registration, stamp and other taxes and fees (including any penalties and interest thereon) incurred in connection with the transactions contemplated by this Agreement (together, “Transfer Taxes”) shall be paid by the Seller when due, and the Seller shall, at its expense, file all necessary tax returns and other documentation with respect to all such Transfer Taxes.

7.3       Publicity. None of the Seller, the Buyer or any of their respective affiliates shall issue any press release or make any public announcement or filing (including any filing with the U.S. Securities and Exchange Commission (the “SEC”)) concerning this Agreement or the transactions contemplated herein without obtaining the prior written approval of the other parties hereto, which approval will not be unreasonably withheld or delayed, unless the content of such press release, public announcement or filing is substantially consistent in form and substance with the disclosures set forth in the preliminary Company Proxy Statement (as defined below) as initially filed with the SEC or as subsequently approved by the Buyer; provided that the party intending to make such release shall use its commercially reasonable efforts to consult with the other party with respect to the timing and content thereof.

7.4      Proxy Statement; Company Stockholders Meeting.

(a)	On the date hereof, the Seller filed the preliminary proxy statement in connection with the transactions contemplated hereby (the “Company Proxy Statement”) with the SEC. The Seller shall not file any amendment or supplement to the Company Proxy Statement without providing the Buyer a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by the Seller). Each of the Seller and the Buyer shall use its reasonable best efforts to resolve, and each party agrees to consult and cooperate with the other parties in resolving, all SEC comments with respect to the Company Proxy Statement as promptly as practicable after receipt thereof and to cause the Company Proxy Statement in definitive form to be cleared by the SEC and mailed or made available to the Seller’s shareholders as promptly as reasonably practicable following filing with the SEC. The Seller agrees to consult with the Buyer (and reasonably consider any comments provided by the Buyer) prior to responding to SEC comments with respect to the Company Proxy Statement and, to the extent reasonably practicable, permit the Buyer and its outside counsel to participate in all meetings, telephone conferences and other substantive communications with the SEC relating to the Company Proxy Statement. Each of the Seller and the Buyer agrees to correct any information provided by it for use in the Company Proxy Statement which shall have become false or misleading and the Seller shall promptly, to the extent required by applicable law, prepare and mail or make available to its stockholders an amendment or supplement setting forth such correction. The Seller shall as soon as reasonably practicable (i) notify the Buyer of the receipt of any comments from the SEC with respect to the Company Proxy Statement and any request by the SEC for any amendment to the Company Proxy Statement or for additional information and (ii) provide the Buyer with copies of all written correspondence between the Seller and its representatives, on the one hand, and the SEC, on the other hand, with respect to the Company Proxy Statement or the transactions contemplated hereby.

7

(b)	The Seller shall, as soon as practicable following the date on which the Seller is informed that the SEC has no further comments on the preliminary Company Proxy Statement, duly set a record date for, call, give notice of, convene and hold the Company Stockholders Meeting. The Company shall not make any change to the recommendation by the Special Committee of the Company’s Board of Directors of the transactions contemplated hereby and use its reasonable best efforts to (i) solicit from its stockholders proxies in favor of the adoption of this Agreement and the transactions contemplated by this Agreement, and (ii) take all other action necessary or advisable to secure the Majority of the Minority Vote. Promptly following the filing of the Company Proxy Statement in definitive form, the Buyer shall deliver to the Company the executed proxy of Ervington voting all of the Shares at the Company Stockholders Meeting in favor of the transactions contemplated by this Agreement in the same form as is contained in the Company Proxy Statement, which proxy shall be deemed irrevocable and coupled with an interest until the earlier of the Closing and the termination of this Agreement pursuant to its terms. Furthermore, the Buyer shall not take any action with the purpose of adversely affecting the Company’s solicitation of stockholders proxies in favor of the adoption of this Agreement and the transactions contemplated by this Agreement or securing the Majority of the Minority Vote. If, at any time following the dissemination of the Company Proxy Statement, either the Seller or the Buyer reasonably determines in good faith (after consulting with the other) that a quorum or the Majority of the Minority Vote is unlikely to be obtained at the Company Stockholders Meeting, then the Seller shall have the right to adjourn or postpone the Company Stockholders Meeting from time to time; provided that no such adjournment or postponement shall delay the Company Stockholders Meeting by more than thirty (30) days from the currently scheduled date. During any such period of adjournment or postponement, the Seller shall continue in all respects to comply with its obligations under this Section 7.4.

7.5      Releases.

(a)	The Seller, on the Seller’s own behalf and on behalf of its heirs, successors, trustees, executors, administrators, assigns and any other person or entity that may claim by, through or under the Seller (collectively, the “Seller Releasing Parties”), hereby (i) irrevocably waives, releases and discharges the Buyer and its affiliates (including Ervington) and each of their respective present and former managers, directors, officers, employees, agents and representatives (collectively, the “Buyer Released Parties”) from any and all liabilities of any kind or nature whatsoever in respect of any cause, matter or thing relating to any of the Buyer Released Parties occurring or arising on or prior to the date of this Agreement, except for any rights or obligations under this Agreement or the Stock Purchase Agreement, and (ii) agrees that no Seller Releasing Party will bring or voluntarily participate in or assist any legal proceeding that relates to any matter released pursuant to clause (i) of this Section 7.4(a).

8

(b)	The Buyer, on the Buyer’s own behalf and on behalf of its heirs, successors, trustees, executors, administrators, assigns and any other person or entity that may claim by, through or under the Buyer (collectively, the “Buyer Releasing Parties”), hereby (i) irrevocably waives, releases and discharges the Seller and its affiliates and each of their respective present and former managers, directors, officers, employees, agents and representatives (collectively, the “Seller Released Parties”) from any and all liabilities of any kind or nature whatsoever in respect of any cause, matter or thing relating to any of the Seller Released Parties occurring or arising on or prior to the date of this Agreement, except for any rights or obligations under this Agreement or the Stock Purchase Agreement, and (ii) agrees that no Buyer Releasing Party will bring or voluntarily participate in or assist any legal proceeding that relates to any matter released pursuant to clause (i) of this Section 7.4(b).

8.      MISCELLANEOUS.

8.1       Binding Effect. This Agreement shall insure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns. Except as otherwise set forth herein, this Agreement may not be assigned by any party hereto without the prior written consent of the parties hereto. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

8.2       Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or transmitted by telecopy or telex, or upon receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made, at the following addresses (or such others as shall be provided in writing hereinafter):

(a)	If to the Seller, to:

Pledge Petroleum Corp.

1811 North Freeway, Suite 513

Houston, Texas 77060

Attention: John Zotos

Email: zotozulu@mac.com

With a copy to:

Leslie Marlow
Gracin & Marlow, LLP
405 Lexington Avenue, 26th Floor
New York, New York 10174
Facsimile: (212) 208-4657
Email: lmarlow@gracinmarlow.com

9

(b)	If to the Buyer, to:

Norma Investments Limited

Coastal Building

Wickhams Cay II, Road Town, 2221

Tortola, British Virgin Islands

8.3       Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

8.4       Further Assurances. After the Closing, at the request of either party, the other party shall execute, acknowledge and deliver, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents and take such other action as may be reasonably requested to consummate the transactions contemplated by the Agreement. The Seller shall reasonably cooperate with the Buyer, at the Buyer’s request and at the Buyer’s expense, in connection with the delivery of any of the Purchased Assets.

8.5       Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

8.6       Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

8.7       Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS RULES OF CONFLICT OF LAWS. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery or, if such court does not have jurisdiction over a particular matter, any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the Transactions, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or the Transactions in any court other than a court of the United States located in the State of Delaware or a Delaware state court and (d) consents to service of process in the manner provided for in Section 8.2. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10

8.8       Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

8.9       Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SELLER:

PLEDGE PETROLEUM CORP.

By:	/s/ John Zotos
Name: John Zotos
Title: Corporate Secretary

BUYER:

NORMA INVESTMENTS LIMITED

By:	/s/ Thackeray Investments Limited
Name: Thackeray Investments Limited
Title: Director

Signature page to Asset Purchase Agreement

11

Schedule A

Intellectual Property:

1.	Patent application - PCT/US2017/04545

Production Tools:

7 oil field drilling tools

1.	SH 104

2.	SH 101

3.	SH 102

4.	SH 103

5.	SH 106

6.	SH 104

7.	SH 107

2 Empty wood boxes

5 New wood boxes

Tool Boxes:

2. Stanley Tool Boxes

First Stanley Tool Box

2. Work Smart Mini-Boxes

1.	Mini-Box
•	Electoral Tape
•	Ziploc bag with:
o	7 Rings (big metallic)
o	6 Rings (big rubber)
o	3 Rings (medium rubber)
o	4 Rings (small rubber)
o	1 Spoke Key
•	550 Lubricant (1/4 lb. or 113 G)
•	Loctite LB. 8008TM C5-A Lubricant (8 oz./226 G)
•	4 Screws to drill pilot holes
o	1/16” 3/32” 7/64” 1/8”
•	2 small black keys
•	10 energizer battery
•	Safety glasses
•	One sand paper

•	2 Ear Plugs
•	One locked out warning sticker

12

•	CHR Reamer 1/32”
•	4 Locks with keys
•	Scanner Wrench ¼
•	15/16 Point Combination Wrench

2. Mini-Box

•	Digital multi-meter cat no. 22-812
•	Silver Conductive grease
•	Terminal Kit (electrical connector kit)
•	Vinyl electrical tape
•	Color coding vinyl tape (TR005455455)
•	Irwin tool (wire strippers)
•	Hook-up and lead wire (RED) UL AWM 1213
•	Tweezers
•	TR-180B/DC/530 with rolls complaint
•	USB to TTL5Y Header cable
•	Amphenol 83-18p-1050 cable
•	Connector
•	Amphenol Head 74868 with 2 Panduits
•	Amphenol cable with Pomona AL-B-12 Electoral
•	Pomona 1166-36
•	E2A/250 VP
•	Small zip with 27 Panduits

•	Acer Laptop V3-572PG-7673
•	RU-6g Spark Gap
•	Trash
•	Ground Stick (serial 201-60516-3)
•	2 Roller legs
•	Power Butane gas 580oz./300ml. /mineral oil usp 320oz. 946mil. / Baby oil Mili 20 oz. 591ml.
•	Tub
•	2 rolls compliant cables 10A 125 V
•	Electrical Box (plug-in)
•	Blazer (multi-purpose tool kit)
•	Tool box
•	Monkey wrench
•	Multi-plug
•	2 capacitors
•	Safety glasses
•	5 pairs of gloves
•	2 locks (1 key)

13

Second Stanley Tool Box

•	2 locks (2 keys)
•	Blazer multi-purpose tool kit
•	Ground-stick 201-605-26-1
•	Tub
•	Power butane gas (58 oz./300 ml.)
•	Multi-plug outlet

2 rolls complaint cables 10 A 125 V

USB to TTL5V header cable

Amphenol 83-18p-1050 cable (orange)

Laptop V3-57ZPG-767J

SN: NXMNKAA002441141473400

Mech Tool Box

•	550 Lubricant
•	LB 8008 lubricant
•	Tape Mil Kapton
•	Oil tolerant
•	Ziploc bag with
o	One big ring (rubber)
o	2 med rings
o	4 small rings
o	2 spoke key
o	6
•	2 Pilot drill
•	15/16 Point combination wrench
•	Spanner wrench ¼
•	2 Husky folding hex key

Electoral Tool Box

•	Amphenol Cable 74868 (Orange)
•	Silver conductive grease
•	Digital multi-meter (P37772)
•	Vinyl electrical tape
•	Digital multi-meter (XC6013L)
•	Irwin tool (wire strippers)
•	Electrical connector kit
•	2 X E 2A/250 VP
•	Tran
•	2 roller legs
•	Electrical box (plug-in)

14

•	Tool box
•	Monkey wrench
•	3 Capacitors
•	2 spare SG (SG 115 SG 114)

Capacitor (8 boxes x 6ps
5872	5871	5864
5863	M1634	M1637
586g	5856

•	5 pcs copper/stainless electrodes
•	Chain hoist (new)
•	Spare SG 105
•	Electrical cord
•	Trans
•	3xWIHA tools (screwdriver with chrome finish)
•	3 cutter wheel for ridge and reed
•	Amphenol 83-18P-1050 cable (orange)
•	USB to TTL5V header cable
•	ROHS compliant 10A125V cable
•	3 boxes with .
•	RYOBI 18 Drill
•	Beam clamp 3KR11G
•	Husky 823-112 VISE GRIP (2pcs)
•	Drill mounted on wood with wire rod
•	Trash bags and disinfecting wipes
•	3 pcs pure sine wave inverter (x000J0NR57)

The THIRD BOX

•	Tran
•	Coaxial cable (205-521 BK)
•	Spinnerbait box
o	USB to TTL5V Header cable
o	Thermocouple fork
o	3 connector cables
o	2 connectors
o	Cable with lenid FGG OB connection
•	Pulse generator Model 9612
•	Generator cable
•	Amphenol 83-18p-1050 Cable (Orange)
•	Coaxial cable RG-58BNC mole to mole black 100ft.
o	5 pcs x 100ft.
•	Seismic receiver (not part of transaction)

15